Exhibit 10.1

MEREDITH CORPORATION
Continuing Restricted Stock Agreement
for Non-Employee Directors

This Agreement is made as of _______________, between Meredith Corporation, an Iowa corporation (the “Company”), and __________________ (the “Director”), covering one or more grants by the Company to the Director of shares of Restricted Stock under the Company's Amended and Restated Meredith Corporation 2004 Stock Incentive Plan or any successor plan (the “Plan”).
The terms of the Plan shall govern this instrument in all respects; and, in the event of a conflict between the terms of the Plan and any provisions of this Agreement, the Plan shall control.
1.Grant of Shares. In consideration of valuable services rendered by the Director to the Company and of the agreements hereinafter set forth, the Company has granted and may hereafter grant to the Director shares of Common Stock of the Company, $1.00 par value, (the “Shares”). This Agreement shall govern all Shares granted to the Director which were granted subject to the Plan, and expressly includes all outstanding grants of Shares which remain subject to Restriction as of the date of this Agreement and all subsequent grants which may be made under the Plan. With respect to each grant of Shares, the date of grant, the number of Shares granted and the date or dates of the lapse of the “Restrictions” (as defined in Section 2 below) shall be set forth in a notice of the grant (“Notice of Grant”) in the form attached as Exhibit A hereto. Concurrently with each grant, the Company will transfer an amount equal to $1.00 (the par value thereof) from the Company's Additional Paid-in Capital account to the Company's Common Stock account for each of the Shares that are the subject of this grant, so that said Shares are fully paid and non-assessable. The Shares shall be registered on the books of the Company's transfer agent in the Director's name. The Director shall have all the rights of a shareholder with respect to the Shares, including the right to vote and to receive dividends or other distributions paid or made with respect to the Shares. However, the Shares (and any securities of the Company which may be issued with respect to such Shares by virtue of any stock split, combination, stock dividend or recapitalization, which securities shall be deemed to be “Shares” hereunder) shall be subject to all the restrictions hereinafter set forth.
2.Restriction. Until and to the extent that the restriction imposed by this Section 2 (the “Restriction”) has lapsed pursuant to Sections 3 or 4 below, the Shares shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in Section 5 below.
3.Lapse of Restriction by Passage of Time. The Restriction shall lapse, and have no further force or effect, with respect to the Shares comprising each grant, at the time or times set forth in the Notice of Grant.
4.Death, Disability or Retirement. In the event of the death, permanent disability or retirement of the Director prior to the lapse of the Restriction on any or all of the Shares, the Restriction on all such Shares shall lapse, and have no further effect, as of the date of death, permanent disability or retirement. For these purposes, “permanent disability” shall mean any permanent incapacity that prevents such Director from providing effective service on the Board of Directors, and “retirement” shall mean (a) leaving the Board of the Company at the end of the full term for which the Director was elected, (b) retirement from the Board of the Company at any time at or after age 70, or (c) retirement at any time with the consent of the Board of the Company.
5.Forfeiture of Shares. In the event of the termination of the Director's service on the Board of the Company for any reason other than death, disability or retirement, all of the Shares then subject to the Restriction shall be forfeited and transferred to the Company by the Director, with consideration to the Director to be paid at a per share price equal to the lesser of (a) the amount paid, if any, by the Director for such Shares, or (b) the fair market value of such Shares on the date the Director's service on the Board is terminated. The purchase price shall be paid in cash to the Director within five days of such termination.
6.Delivery of Certificates. Certificates representing the Shares as to which the Restriction has lapsed shall be delivered by the Company to the Director or his representative.
7.Withholding Taxes. The lapse of the Restriction on any Shares pursuant to Sections 3 or 4 above shall be conditioned on the Director's having made appropriate arrangements with the Company to provide for the payment of any taxes required to be withheld by Federal, State or local law in respect of such lapse.
8.Notices. All notices hereunder shall be in writing and shall be deemed to be given when delivered in person or upon the second day after the same are deposited in the U.S. mail, postage prepaid by certified mail, addressed as follows:
To the Company:
Meredith Corporation
1716 Locust Street, LS-101A
Des Moines, IA 50309
Attention: Corporate Secretary

To the Director:
____________________________
____________________________
____________________________
____________________________

9.Term of Agreement. This Agreement shall terminate on (a) expiration of Director's current term, or (b) the date of the lapse of all remaining Restrictions, whichever is last to occur.

10.Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Director.

IN WITNESS WHEREOF, the parties have executed this Agreement, on and as of the date first above written.

MEREDITH CORPORATION

_______________________________________	_______________________________________
John S. Zieser, Chief Development	____________________, Director
Officer, General Counsel and Secretary	____________________
Social Security Number

EXHIBIT A

Notice of Grant
of
Restricted Stock
Grant of Restricted Stock under the Amended and Restated Meredith Corporation 2004 Stock Incentive Plan to __________________________________

Award Date	Number of Shares	Vesting Date	Grant Price